Exhibit 99.1

Mesa Air Group Reports Fourth Quarter and Fiscal Full-Year 2023 Results

January 26, 2024

PHOENIX, January 26, 2024 – Mesa Air Group, Inc. (NASDAQ: MESA) (“Mesa” or the “Company”) today reported fourth quarter and fiscal full-year 2023 financial and operating results.

Fiscal Fourth Quarter Financial Update:

•
Total operating revenues of $114.4 million
•
Pre-tax loss of $31.3 million, net loss of $28.3 million or $(0.69) per diluted share
•
Adjusted net loss1 of $26.4 million2 or $(0.64) per diluted share

Developments Subsequent to Fourth Quarter End:

•
Entered into agreements with United Airlines for amendments to CPA and credit agreements
o
Increased block-hour rates in CPA projected to generate approximately $63.5 million in incremental revenue over next twelve months
•
Sold or entered into agreements to sell excess CRJ-900 aircraft and related engines for combined gross proceeds of $198.0 million, which has been and will be used to pay down $174.3 million in debt
•
Produced December block hours of 46,660, a 5% increase over the September quarter

Jonathan Ornstein, Chairman and CEO, said, “While fiscal 2023 was a difficult year and conditions remain challenging, our recent announcements make us more optimistic for 2024. We expect our improved operating and financial agreements with United will provide Mesa substantial additional revenue and liquidity. The CPA rate increase is especially impactful, as we are seeing improvement in block-hour production. For the December quarter, we increased block hours 5% from the September quarter. Block-hour production is heavily dependent on pilot attrition and hiring, and we remain focused on driving pilot throughput, executing captain upgrades, and holding attrition at stabilized levels.”

Fiscal Fourth Quarter Results:

Total operating revenues in Q4 2023 were $114.4 million, a decrease of $11.3 million, or 9.0%, from $125.6 million for Q4 2022. Contract revenue decreased $16.0 million, or 14.4%. These decreases were primarily driven by a reduction in CRJ-900 block hours and fewer aircraft under contract, partially offset by higher United Airlines block-hour rates for new pilot pay scales. Pass-through revenue, driven by higher pass-through maintenance expense, increased by $4.7 million, or 31.6%. Mesa’s Q4 2023 results include, per GAAP, the recognition of $1.7 million of previously deferred revenue, versus the deferral of $1.3 million in Q4 2022. The remaining deferred revenue balance of $21.0 million will be recognized as flights are completed over the remaining term of the United Airlines contract.

Total operating expenses in Q4 2023 were $134.6 million, a decrease of $127.5 million, or 48.6%, versus Q4 2022, primarily reflecting a $132.3 million asset impairment loss related to Mesa’s CRJ-900 fleet in Q4 2022. Adjusted operating expenses, excluding asset impairment losses, were $131.2 million. This result reflects an $8.4 million increase in maintenance expense to $54.3 million, primarily due to an increase in pass-through c-check expense, and an $8.3 million increase in flight operations expense to $52.0 million, primarily reflecting higher pilot pay scales and increased pilot training. This increase was offset by a $8.3 million decrease in aircraft rent, attributable to the reclassification from operating lease to finance lease for certain CRJ-900s, and a $6.3 million decrease in depreciation and amortization, primarily driven by the lower depreciable base from the CRJ-900 asset impairment charge in Q4 2022.

1 See Reconciliation of GAAP versus non-GAAP Disclosures

2 Adjusted net loss primarily excludes $3.7 million loss on true-up of certain CRJ assets and $2.1 million gain related to investment in equity security

Mesa’s Q4 2023 results reflect a net loss of $28.3 million, or $(0.69) per diluted share, compared to a net loss of $115.6 million, or $(3.18) per diluted share for Q4 2022. Mesa’s Q4 2023 adjusted net loss1 was $26.4 million, or $(0.64) per diluted share, versus an adjusted net loss of $13.5 million, or $(0.37) per diluted share, in Q4 2022.

Mesa’s Adjusted EBITDA1 for Q4 2023 was a $2.9 million loss, compared to Adjusted EBITDA of $13.8 million for Q4 2022. Adjusted EBITDAR1 was a $2.5 million loss for Q4 2023, compared to Adjusted EBITDAR of $22.4 million in Q4 2022.

Fiscal Fourth Quarter Operating Performance:

Operationally, the Company reported a controllable completion factor of 99.5% for United during Q4 2023. This is compared to a controllable completion factor of 99.7% for United during Q4 2022. This excludes cancellations due to weather and air traffic control.

For Q4 2023, the Company’s on-time performance with 14 minutes for arrivals was 79.5%, compared to 79.0% for Q4 2022.

For Q4 2023, approximately 95.0% of the Company’s total revenue was derived from its contract with United Airlines. The Company’s CPA with United Airlines provides for 80 large (70/76 seats) jets, comprising a mix of E-175s and CRJ-900s. In Q4 2023, Mesa’s fleet mix comprised 54 E-175s and 26 CRJ-900s, as well as four 737 cargo aircraft.

Fiscal Full-Year 2023 Results:

For fiscal full-year 2023, total operating revenues were $498.1 million, a decrease of $32.9 million, or 6.2%, from $531.0 million for fiscal full-year 2022. Contract revenue decreased $57.2 million, or 12%. This was primarily driven by a reduction in block hours and fewer aircraft under contract, partially offset by higher United Airlines block-hour rates for new pilot pay scales. Pass-through revenue, driven by higher pass-through maintenance expense, increased by $24.3 million, or 46.2%. Mesa’s fiscal full-year 2023 results include, per GAAP, the recognition of $3.0 million of previously deferred revenue, versus the recognition of $10.4 million of previously deferred revenue in fiscal full-year 2022.

Total operating expenses in fiscal full-year 2023 were $582.4 million, a decrease of $133.6 million, or 18.7%, versus fiscal full-year 2022, primarily reflecting a $132.3 million asset impairment loss related to Mesa’s CRJ-900 fleet in Q4 2022. Adjusted operating expenses, excluding asset impairment losses, were $528.1 million, 3.0% lower versus $544.2 million in fiscal full-year 2022. This result reflects a $30.8 million decrease in aircraft rent, primarily attributable to the reclassification from operating lease to finance lease for certain CRJ-900s, and a $21.2 million decrease in depreciation and amortization, primarily driven by the lower depreciable base from the CRJ-900 asset impairment charge in Q4 2022. The decrease was partially offset by a $39.7 million increase in flight operations expense to $216.7 million, primarily reflecting higher pilot pay scales and increased pilot training.

Mesa’s fiscal full-year 2023 results reflect a net loss of $120.1 million, or $(3.04) per diluted share, compared to a net loss of $182.7 million, or $(5.06) per diluted share, for fiscal full-year 2022. Mesa’s fiscal full-year 2023 adjusted net loss was $79.5 million, or $(2.01) per diluted share, versus an adjusted net loss of $40.2 million, or $(1.12) per diluted share, in fiscal full-year 2022.

Mesa’s Adjusted EBITDA for fiscal full-year 2023 was $24.2 million, compared to $66.6 million in fiscal full-year 2022. Adjusted EBITDAR was $30.4 million for fiscal full-year 2023, compared to $103.6 million in fiscal full-year 2022.

Balance Sheet and Cash Flow:

Mesa ended the fourth quarter with $32.9 million in unrestricted cash and equivalents. As of September 30, 2023, the Company had $538.3 million in total debt, secured primarily with aircraft and engines. The Company made $19.7 million in scheduled debt payments, $32.5 million of debt payments related to CRJ asset sale transactions, and $4.2 million of finance lease payments in the quarter.

Conference Call Details:

Mesa Air Group will not host a conference call to discuss fourth quarter and full-year 2023 results.

About Mesa Air Group, Inc.

Headquartered in Phoenix, Arizona, Mesa Air Group, Inc. is the holding company of Mesa Airlines, a regional air carrier providing scheduled passenger service to 86 cities in 36 states, the District of Columbia, Canada, Cuba, and Mexico as well as cargo services out of Cincinnati/Northern Kentucky International Airport. As of September 30, 2023, Mesa operated a fleet of 80 regional aircraft, with approximately 296 daily departures, and four 737 cargo aircraft. The Company had approximately 2,303 employees. Mesa operates all its flights as either United Express or DHL Express flights pursuant to the terms of a capacity purchase agreement entered into with United Airlines, Inc. and a flight service agreement with DHL.

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to the “safe harbor” created by those sections. Forward-looking statements can be identified by the use of words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximate” or “plan,” or the negative of these words and phrases or similar words or phrases. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions, are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance, results or outcomes to differ materially from those expressed in the forward-looking statements. For more information on risk factors for Mesa Air Group, Inc.’s business, please refer to the periodic reports the Company files with the Securities and Exchange Commission from time to time. These forward-looking statements herein speak only as of the date of this press release and should not be relied upon as predictions of future events. Mesa Air Group, Inc. expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in Mesa Air Group, Inc.’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Mesa Air Group, Inc.

Media

media@mesa-air.com

Investor Relations
investor.relations@mesa-air.com

MESA AIR GROUP, INC.

Consolidated Statements of Operations and Comprehensive (Loss) Income

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2023	2022	2023	2022
Operating revenues:
Contract revenue (2023--$89,462 and $294,129 and 2022--$46,279 and $207,003 from related party)	$ 94,710	$ 110,701	$ 421,298	$ 478,482
Pass-through and other revenue	19,656	14,933	76,767	52,519
Total operating revenues	114,366	125,634	498,065	531,001

Operating expenses:
Flight operations	52,041	43,776	216,748	177,038
Maintenance	54,304	45,898	199,648	201,930
Aircraft rent	418	8,670	6,200	36,989
General and administrative	9,893	12,416	48,765	43,966
Depreciation and amortization	13,299	19,630	60,359	81,508
Asset Impairment	3,392	132,349	54,343	171,824
Loss/(Gain) on sale of assets	109	(4,723)	(7,162)	(4,723)
Lease termination	—	—	—	233
Other operating expenses	1,152	4,092	3,510	7,238
Total operating expenses	134,608	262,108	582,411	716,003
Operating income/(loss)	(20,242)	(136,474)	(84,346)	(185,002)

Other income (expense), net:
Interest expense	(13,599)	(10,523)	(49,921)	(35,289)
Interest income	18	22	146	139
Unrealized gain on investments, net	2,133	(1,066)	5,408	(13,715)
Other income (expense), net	392	(598)	(148)	(801)
Total other expense, net	(11,056)	(12,165)	(44,515)	(49,666)
Income (loss) before taxes	(31,298)	(148,639)	(128,861)	(234,668)
Income tax expense (benefit)	(2,954)	(33,003)	(8,745)	(51,990)
Net income (loss)	$ (28,344)	$ (115,636)	$ (120,116)	$ (182,678)

Net income (loss) per share attributable to common shareholders
Basic	$ (0.69)	$ (3.18)	$ (3.04)	$ (5.06)
Diluted	$ (0.69)	$ (3.18)	$ (3.04)	$ (5.06)

Weighted-average common shares outstanding
Basic	40,885	36,336	39,465	36,133
Diluted	40,885	36,336	39,465	36,133

MESA AIR GROUP, INC.

Consolidated Balance Sheets

(In thousands, except shares) (Unaudited)

	September 30, 2023	September 30, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 32,940	$ 57,683
Restricted cash	3,132	3,342
Receivables, net ($4,016 and $85 from related party)	8,253	3,978
Expendable parts and supplies, net	29,245	26,715
Assets held for sale	57,722	—
Prepaid expenses and other current assets	7,294	6,616
Total current assets	138,586	98,334

Property and equipment, net	698,022	865,254
Intangible assets, net	—	3,842
Lease and equipment deposits	1,630	6,085
Operating lease right-of-use assets	9,709	43,090
Deferred heavy maintenance, net	7,974	9,707
Assets held for sale	12,000	73,000
Other assets	30,546	16,290
TOTAL ASSETS	$ 898,467	$ 1,115,602

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and finance leases ($20,500 and $0 from related party)	$ 163,550	$ 97,218
Current portion of deferred revenue	4,880	385
Current maturities of operating leases	3,510	17,233
Accounts payable	58,957	59,386
Accrued compensation	10,008	11,255
Other accrued expenses	27,001	29,000
Total current liabilities	267,906	214,477

NONCURRENT LIABILITIES:
Long-term debt and finance leases, excluding current portion ($30,630 and $0 from related party)	364,728	502,517
Noncurrent operating lease liabilities	8,077	16,732
Deferred credits ($4,617 and $2,193 from related party)	4,617	3,082
Deferred income taxes	8,414	17,719
Deferred revenue, net of current portion	16,167	23,682
Other noncurrent liabilities	28,522	29,219
Total noncurrent liabilities	430,525	592,951
Total liabilities	698,431	807,428

STOCKHOLDERS' EQUITY:
Common stock of no par value and additional paid-in capital, 125,000,000 shares authorized; 40,940,326 (2023) and 36,376,897 (2022) shares issued	271,155	259,177

and outstanding, 4,899,497 (2023) and 4,899,497 (2022) warrants issued and outstanding
Retained earnings/(Accumulated deficit)	(71,119)	48,997
Total stockholders' equity	200,036	308,174
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 898,467	$ 1,115,602

MESA AIR GROUP, INC.

Operating Highlights (unaudited)

	Three months ended
	September 30,
	2023	2022	Change
Available seat miles (thousands)	990,952	1,399,616	(29.2)%
Block hours	44,519	56,333	(21.0)%
Average stage length (miles)	546	641	(14.8)%
Departures	24,894	28,904	(13.9)%
Passengers	1,517,871	1,825,571	(16.9)%
Controllable completion factor*
United	99.54%	99.72%	(0.2)%
Total completion factor**
United	97.75%	98.05%	(0.3)%

*Controllable completion factor excludes cancellations due to weather and air traffic control

**Total completion factor includes all cancellations

1Reconciliation of non-GAAP financial measures

Although these financial statements are prepared in accordance with accounting principles generally accepted in the U.S. ("GAAP"), certain non-GAAP financial measures may provide investors with useful information regarding the underlying business trends and performance of Mesa's ongoing operations and may be useful for period-over-period comparisons of such operations. The tables below reflect supplemental financial data and reconciliations to GAAP financial statements for the three and twelve months ended September 30, 2023 and September 30, 2022. Readers should consider these non-GAAP measures in addition to, not a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures exclude some, but not all items that may affect the Company's net income or loss. Additionally, these calculations may not be comparable with similarly titled measures of other companies.

1Reconciliation of GAAP versus non-GAAP Disclosures

(In thousands, except for per diluted share) (Unaudited)

	Three Months Ended September 30, 2023				Three Months Ended September 30, 2022
	Income (Loss) Before Taxes	Income Tax (Expense) Benefit	Net Income (Loss)	Net Income (Loss) per Diluted Share	Income (Loss) Before Taxes	Income Tax (Expense) Benefit	Net Income (Loss)	Net Income (Loss) per Diluted Share
GAAP income (loss)	$(31,298)	$2,954	$(28,344)	$(0.69)	$(148,639)	$33,003	$(115,636)	$(3.18)
Adjustments(1)(2)(3)(4)(5)(6)(7)(8) (9)(10)	1,551	426	1,977	$0.05	132,276	(30,184)	102,092	$2.81

Adjusted income loss	(29,747)	3,380	(26,367)	$(0.64)	(16,363)	2,819	(13,544)	$(0.37)

Interest expense	13,599				10,523
Interest income	(18)				(22)
Depreciation and amortization	13,299				19,630
Adjusted EBITDA	(2,867)				13,768
Aircraft rent	418				8,670
Adjusted EBITDAR	$(2,449)				$22,438

(1)
$0.4 million loss on extinguishment of debt during the three months ended September 30, 2022.
(2)
$109.7 million impairment loss on asset group held and used during the three months ended September 30, 2022.
(3)
$19.1 million impairment loss on held for sale accounting treatment on 18 CRJ 900 aircraft during the three months ended September 30, 2022.
(4)
$4.7 million gain from sale of 10 CRJ 700/550 aircraft during the three months ended September 30, 2022.
(5)
$3.2 million loss from winding down 18 CRJ 700/550 aircraft previously leased to GoJet during the three months ended September 30, 2022.
(6)
$2.1 million gain and $1.1 million loss resulting from changes in the fair value of the Company's investments in equity securities for the three months ended September 30, 2023 and 2022, respectively.
(7)
$3.7 million and $3.5 million impairment true-up loss on seven and 12 CRJ 900 aircraft classified as held for sale during the three months ended September 30, 2023 and 2022, respectively.
(8)
$0.2 million loss on deferred financing costs related to retirement of debts during the three months ended September 30, 2023.
(9)
$0.1 million net loss on the disposal of two engines and three CRJ 900 aircraft during the three months ended September 30, 2023.
(10)
$0.3 million impairment true-up adjustment gain on seven CRJ 900 aircraft previously classified as held for sale during the three months ended September 30, 2023.

	Twelve Months Ended September 30, 2023				Twelve Months Ended September 30, 2022
	Income (Loss) Before Taxes	Income Tax (Expense)Benefit	Net Income (Loss)	Net Income (Loss) per Diluted Share	Income (Loss) Before Taxes	Income Tax (Expense)Benefit	Net Income (Loss)	Net Income (Loss) per Diluted Share
GAAP income (loss)	$(128,861)	8,745	(120,116)	$(3.04)	$(234,668)	51,990	(182,678)	$(5.06)
Adjustments(1)(2) (3)(4)(5)(6)(7)(8)(9)(10)	42,949	(2,305)	40,644	$1.03	184,633	(42,137)	142,496	$3.94
Adjusted income (loss)	(85,912)	6,440	(79,472)	$(2.01)	(50,035)	9,853	(40,182)	$(1.12)

Interest expense	49,921				35,289
Interest income	(146)				(139)
Depreciation and amortization	60,359				81,508
Adjusted EBITDA	24,222				66,623
Aircraft rent	6,200				36,989
Adjusted EBITDAR	$30,422				$103,612

(1)
$0.2 million lease termination expense during the fiscal year ended September 30, 2022.
(2)
$0.4 million loss on debt extinguishment related to repayment of the Company's aircraft debts during the fiscal year ended September 30, 2022.

(3)
$109.7 million impairment loss related to our long-lived asset group for our CRJ-900 fleet during the fiscal year ended September 30, 2022.
(4)
$3.2 million loss from write off of lease incentive assets during the fiscal year ended September 30, 2022.
(5)
$3.7 million and $3.5 million impairment true-up loss on seven and twelve CRJ 900 aircraft held for sale during the fiscal year ended September 30, 2023 and 2022, respectively.
(6)
$5.4 million and $(13.7) million unrealized gain/(loss) from changes in the fair value of the Company's investments in equity securities during the fiscal year ended September 30, 2023 and 2022, respectively.
(7)
$7.2 million and $4.7 million gain on the sale of aircraft, engines, and other assets during the fiscal year ended September 30, 2023 and 2022, respectively.
(8)
$46.9 million and $58.6 million impairment loss related to certain of our aircraft which were classified as held for sale during the fiscal year ended September 30, 2023 and 2022, respectively.
(9)
$3.7 million impairment loss on intangible asset during the fiscal year ended September 30, 2023.
(10)
$1.2 million loss on deferred financing costs related to retirement of debts during the fiscal year ended September 30, 2023.

Source: Mesa Air Group, Inc.